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                                                                  EXHIBIT 10.1

         THE RESTATED WESBANCO, INC. AND WESBANCO AFFILIATE BANKS

                   DIRECTORS DEFERRED COMPENSATION PLAN

     Section 1 - THE PLAN. Wesbanco, Inc. hereby establishes a deferred compensation plan to be known and described as "Wesbanco, Inc. and Wesbanco Affiliate Banks Directors Deferred Compensation Plan". The Plan is an unfunded deferred compensation plan and it is the intention of the parties that the arrangements herein set forth be unfunded for tax purposes and for purposes of Title I of ERISA. Amounts deferred pursuant to the Plan shall remain unrestricted assets, at all times, of the Corporation. Participants in the Plan have the status of general unsecured creditors of the Corporation and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future.
     Section 2 - DEFINITIONS. As used herein, the terms hereinafter set forth shall be construed as follows:
          (a) The term "Plan" shall mean the Wesbanco, Inc. and Wesbanco Affiliate Banks Directors Deferred Compensation Plan.
          (b) The term "Corporation" shall mean Wesbanco, Inc., and each wholly owned subsidiary of Wesbanco, Inc. which adopts the Plan on behalf of its Directors and establishes accounts for the benefit of such Directors.
          (c) The term "Board of Directors" and the term "Board" shall mean the Board of Directors of the Corporation (exclusive of Honorary Directors).
          (d) The term "Director" shall mean a duly elected member of the Board of Directors.
          (e) The term "account" shall mean a deferred compensation account established under and pursuant to the Plan.
          (f) The term "fees" shall include all compensation, as fixed and determined by the Board of Directors, which is payable to a member of the

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     Board for attendance at meetings, whether regular or special, of the
     Board of Directors, the Executive Committee, and all other
     Committees which have been established, or in the future may be established, by the Board of Directors.
          (g) The term Trust shall mean the Wesbanco, Inc. and Wesbanco Affiliate Banks Directors Deferred Compensation Plan
     Trust. Such "Trust" and the assets held by the Trust to assist the Corporation in meeting its obligations under the Plan shall conform to the terms of the model trust as described in Revenue Procedure
     92-64, 1992-2 C.B. 422.
          (h) The term "Unforeseeable Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the participant or beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.
     Section 3 - ELIGIBILITY TO PARTICIPATE. The right to participate in the Plan shall be limited to members of the Board of Directors.
     Section 4 - ELECTION TO PARTICIPATE.  Any member of the
Board of Directors who desires to participate in the Plan may elect for any year, on or before the 31st day of December of the preceding year, to defer all or a specified part of the fees which thereafter shall be payable to him for services in the succeeding year. Additionally, such an election may be made at any time within thirty (30) days following the date on which a person is elected to the Board of Directors if such person was not a member of the Board on the preceding December 31st, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. A Director may also make such an election within thirty (30) days following adoption of the Plan by such subsidiary of Wesbanco, Inc. which had not previously participated in the Plan, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year.

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     Section 5 - MANNER OF MAKING ELECTION.  An election to
participate in the Plan shall be made by written notice, on such form as may be prescribed by the Corporation, which shall be signed by the electing Director and filed with the Corporation.
     Section 6 - ACCOUNTING AND ADMINISTRATION.  The
Corporation, and each adopting subsidiary thereof, shall establish and maintain on its books a deferred compensation account for, and in the name of, each Director who elects to participate in the Plan, each such account to be known and designated as "The Deferred Compensation Account of ___________________," and shall credit to each such account all fees that are payable, and otherwise should be paid directly, to the Director in whose name the account is established. Each such credit shall be entered in the account as of the date on which the fee represented thereby is payable.
     Section 7 - INTEREST. Interest shall be credited to each account, during the period that the person in whose name such account is carried is a member of the Board of Directors, at the rate from time to time determined by Wesbanco Bank Wheeling (or other adopting subsidiary) for, and payable on, funds on deposit in the Money Market Accounts maintained by the bank. Interest computation shall be made, and the amount of each computation entered in the account as a credit, on the same dates that interest is computed by the bank on the aforesaid Money Market Accounts.
     Section 8 - WESBANCO COMMON STOCK. Alternatively, a Director may elect to designate that such account be deemed to be invested in Wesbanco Common Stock. Such election may be made as to all or part of such credits and may be made for existing account balances. In the event such an election is made, such designated account balances or credits shall be deemed to be invested in such common stock and the electing Director's account shall be credited with such shares and the subsequent dividends reinvested therein as if they had been so invested from the date of such election.
     Section 9 - TERMINATION OF ELECTION TO PARTICIPATE. An election to defer fees pursuant to the Plan may be terminated as of the 1st day of any month by written

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notice, signed by the participating Director, delivered to the Corporation not less than thirty (30) days prior to the date on which such termination is to become effective. In the absence of such termination, an election shall remain in effect as long as the participating Director continues to be a member of the Board of Directors of the Corporation.
     Section 10 - PAYMENT OF DEFERRED COMPENSATION. No payments shall be made from any account as long as the Director in whose name such account has been established continues to be a member of the Board of Directors provided, however, that in the event of an Unforeseeable Emergency, benefits may be payable, upon approval of the Corporation, without termination of Board membership, but only to the extent necessary to meet the emergency. When a participating Director ceases to be a member of the Board, the Corporation shall pay to him, in equal annual installments, or at his irrevocable election, in one lump sum, the aggregate cash account amount or securities deemed held therein, standing to his credit in the account maintained for his benefit as of the close of business on the date of the termination of his membership on the Board, with interest thereon, until paid in full, at the rate payable on Wesbanco Bank Wheeling (or other adopting subsidiary) Money Market Accounts for cash accounts Such annual installments, together with interest as above provided, shall be paid over a period of years, with a maximum of ten years, that shall equal in number the number of full calendar years that such Director was a participant in the Plan. The first of such installments (or the lump sum distribution) shall be due and payable on the 2nd day of the calendar year immediately following the year in which the participating Director ceases to be a member of the Board, and the remaining installments shall be due and payable on the 2nd day of January in each succeeding calendar year during the period that such installments are to be paid. In the event a participating Director has elected to deem to invest part or all of his account balance or credits in Wesbanco Common Stock pursuant to
Section 8 hereof, the Corporation shall delay any plan distribution to such Director for a period of six months from the date such Director ceases to be a member of the Board of Directors or such lesser period as may be necessary to comply with the provisions of Section 16b of the Securities Exchange Act

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of 1934 or the rules promulgated by the Securities and Exchange Commission under Section 16b.
     Section 11 - DEATH OF PARTICIPATING DIRECTOR. In the event of the death of a participating Director prior to the receipt in full of all funds or common stock credited to his account, the aggregate amount so credited, as of the close of business on the date of such Director's death, shall be paid, by the Corporation, in one sum, or distributed by the Corporation in the event of common stock, to such Directors' surviving spouse, or, if there be no surviving spouse, to the estate of such Director; provided, that in the event a participating Director has elected to deem to invest part or all of his account balance or credits in Wesbanco Common Stock pursuant to
Section 8 hereof, the Corporation shall delay any plan distribution from such account to such surviving spouse or such estate, as the case may be, for a period of six months from the date of such Director's death or such lesser period as necessary to comply with the provisions of Section 16b of the Securities Exchange Act of 1934 or the rules promulgated by the Securities and Exchange Commission under Section 16b.
     SECTION 12 - OPTIONAL METHODS OF PAYMENT. In lieu of an installment payment pursuant to Section 10, or in lieu of a lump sum payment pursuant to Section 11, a participating Director shall have the right, by instrument in writing filed with the Corporation, to select an optional method of payment:
          (a) Payment in one sum to such person, or in specified shares to such persons, as such Director shall designate; or
          (b) Payment in annual installments (if the amount to be distributed is not less than $1,000 or consisting of stock with a fair market value of at least $1,000), with interest on the deferred cash portion until paid in full at the rate payable on Wesbanco Bank Wheeling (or other adopting subsidiary) Money Market Accounts, to such person as such Director shall designate, as follows:
               (i) If death occurs while such Director is a member of the Board, payment in annual installments, with a maximum of 10,

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          over a period of years that shall equal the number of full calendar years that such Director was a participant in the Plan. The first of such installments shall be due and payable on the 2nd day of January in the year immediately following the year of death, and the remaining installments shall be due and payable on the 2nd day of January in each of the succeeding years during the said period.
               (ii) If death occurs subsequent to the termination of such Director's membership on the Board, and after the payment to such Director of one or more of the annual installments provided in Section 10 hereof, payment of the remaining annual installments to such designated beneficiary.
     A participating Director must elect either of the foregoing options at such time as the deferral election is made pursuant to Section 4 of the Plan. Such election must be made by instrument in writing filed with the Corporation and upon such filing shall be irrevocable. In the event a Director fails to make a timely election, the benefits under this Plan shall be distributed in annual installments if paid pursuant to Section 10, or in a lump sum if paid pursuant to Section 11.
     Section 13 - DEATH OF BENEFICIARY OF PARTICIPATING DIRECTOR. In the event that any person who is designated as a beneficiary of a participating Director, pursuant to Section 11 hereof, should predecease such Director, the designation of such person as a beneficiary shall be rendered completely inoperative, and of no force or effect whatsoever. In the event that any such person should survive such participating Director but should die before the receipt of all funds payable to such person pursuant to the election by the said Director of the option set forth in Section 12(b) hereof, the balance of such funds shall be paid to the estate of such person.

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     Section 14 - FUNDS AND INTEREST NONASSIGNABLE.  Benefits payable to Plan participants and their beneficiaries under this Plan may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
     Section 15 - PAYMENT TO MINOR BENEFICIARIES. In the event that any person designated as a beneficiary by a participating Director is a minor, the Corporation may make payment of any funds or common stock to which such minor is entitled hereunder by making such payment to such minor, or to the parent, guardian, or person having custody of, such minor, and the receipt of such parent, guardian or other person shall be a full and sufficient discharge to the Corporation for such payment.
     Section 16 - AMENDMENT, MODIFICATION OR TERMINATION OF PLAN.
he Plan, as hereinabove set forth, may be amended, modified, or terminated, at any time, by the Board of Directors of the Corporation; provided, however, that any such amendment, modification, or termination shall be prospective only in its operation and effect, and shall not affect or prejudice the rights and interests of any participating Director, or other person, as fixed and determined prior to the adoption thereof. In the event the Plan is terminated, any amounts credited to the participant's account shall be distributed in accordance with the provisions of the Plan.
     Section 17 - EFFECTIVE DATE. The effective date of this Plan, which is a successor to the previously adopted Wesbanco, Inc. Directors Deferred Compensation Plan and Wesbanco Bank Wheeling (formerly Wheeling Dollar Savings & Trust Co.) Directors Deferred Compensation Plan, and into which these prior Plans shall be merged, is December 15, 1994, subject to obtaining a favorable ruling from the Internal Revenue Service for such new plan.

                                              WESBANCO, INC.


                                              By /s/ Dennis P. Yaeger
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                                              Its Exec. Vice President & COO
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